Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Amends Credit Facility to Provide Additional

Flexibility Through COVID-19 Pandemic and Beyond

ORLANDO, Fla. (May 12, 2020) – Hilton Grand Vacations Inc. (NYSE:HGV) (HGV or “the Company”) today announces it has entered into Amendment No. 2 to the Company’s $1 billion Credit Agreement initially dated Dec. 28, 2016, and amended Nov. 28, 2018.

The amendment provides the Company with near-term covenant relief and long-term flexibility by structurally and permanently raising certain covenants related to financial maintenance, incurrence of debt, investments in the business and restricted payments.

“This amendment provides significant near-term flexibility to mitigate the impact of the COVID-19 pandemic, protecting our ability to invest in the business and positioning us for recovery with permanently wider latitude on covenants,” said Dan Mathewes, chief financial officer of Hilton Grand Vacations. “It also demonstrates the value of having a committed and strong partnership with our relationship banks, who believe in the long-term health of the Company’s business model.”

Pursuant to the amendment, the Company’s financial covenants were amended to not permit the consolidated First Lien Net Leverage ratio to exceed the following ratios as of any test period ended or ending as specified below:

•	After March 31, 2020, but on or prior to June 30, 2020: 3-to-1;

•	After June 30, 2020, but on or prior to Dec. 31, 2020: 3.5-to-1;

•	After Dec. 31, 2020, but on or prior to June 30, 2021: 3.25-to-1; and

•	After June 30, 2021: 3-to-1.

Prior to Amendment No. 2, this ratio was 2-to-1 for all periods.

As of March 31, 2020, the First Lien Net Leverage ratio for covenant compliance purposes was 0.62-to-1.

In addition to changes in the financial maintenance covenants, the Company permanently expanded certain First Lien Net Leverage and Total Leverage covenants for testing purposes with respect to incurrence of debt, restricted payments and investments as described fully in the Company’s Form 8-K filed with the SEC.

For the purposes of calculating certain financial covenants the Company may, by providing the requisite notice to the administrative agent and complying with other requirements set forth in the Amended Credit Agreement, elect to calculate the consolidated EBITDA on an annualized basis for the applicable test period as follows:

•	Test period ending on Dec. 31, 2020 – four times the consolidated EBITDA for the fiscal quarter ending Dec. 31, 2020;

•	Test period ending March 31, 2021 – two times the sum of the consolidated EBITDA for the fiscal quarters ending Dec. 31, 2020, and March 31, 2021; and

•	Test period ending June 30, 2021 – four-third times the sum of the consolidated EBITDA for the fiscal quarters ending Dec. 31, 2020, March 31, 2021, and June 30, 2021.

Consolidated EBITDA in all periods above is adjusted for deferrals or recognitions, along with other items as indicated per the agreement.

Important Statement Regarding Forward-Looking Statements

The statements in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” “could,” or similar expressions indicate a forward-looking statement; however, not all forward-looking statements include these identifying words. These forward looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different, including the material impact of the COVID-19 pandemic on the Company’s business, operating results and financial condition, general economic conditions, and its ability to satisfy various financial and other covenants under its credit facility and warehouse credit facility, as well as those factors that are discussed under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that may update or supplement such disclosure. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s other filings with the Securities and Exchange Commission. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 325,000 club members. For more information, visit www.hiltongrandvacations.com.

###